UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 25, 2005
TIB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

599 9th Street North, Suite 101, Naples, Florida		34102-5624

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code      (239) 263-3344
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events
Item 8.01 Other Events
Today, TIB Financial Corp. (the “Company”) announced the issuance of shares of its common stock as restricted stock grants to each of the seven non-employee members of the Company’s Board of Directors. Each of these directors will receive an award of 5,000 restricted shares under the Company’s 2004 Equity Incentive Plan previously approved by Company shareholders in 2004. The grants to the directors are effective on July 28, 2005 and will vest 1,000 shares each year over the next five years, subject to accelerated vesting upon a change in control of the Company (as defined in the Plan) or the death of the director. In addition, the split-dollar life insurance benefits maintained by the Company for the same directors were terminated by the Company on July 25, 2005, and the Company has become the sole beneficiary of the related life insurance policies.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
By:	/s/ Edward V. Lett
Edward V. Lett, President and Chief Executive Officer

Date: July 27, 2005